UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 20, 2007
EXTERRAN HOLDINGS, INC.

(Exact name of registrants as specified in their charters)

Delaware	001-33666	74-3204509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Brittmoore Road
Houston, Texas		77041

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Explanatory Note
      The Company is filing this Current Report on Form 8-K/A to amend only Item 9.01, as reported in such previous Current Report, to provide the financial statements and financial information required by Item 9.01 (a) and (b) hereof. Except for the filing of the financial statements and financial information, the Current Report on Form 8-K filed on August 20, 2007 is not being amended or updated in any manner.
     On August 20, 2007, pursuant to the Agreement and Plan of Merger dated as of February 5, 2007, as amended, by and among Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.) (the “Company”), Hanover Compressor Company, a Delaware corporation (“Hanover”), Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), Hector Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Ulysses Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Universal Merger Sub merged with and into Universal (the “Universal Merger”) and Hanover Merger Sub merged with and into Hanover (the “Hanover Merger” and together with the Universal Merger, the “Mergers”). As a result of the Mergers, each of Universal and Hanover became a wholly owned subsidiary of the Company. Immediately following the completion of the Mergers, Universal merged with and into the Company.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
     Report of Independent Registered Public Accounting Firm and the audited consolidated balance sheet as of December 31, 2006 and 2005 for Universal and the related audited consolidated statements of income and cash flows for the twelve months ended December 31, 2006, the nine months ended December 31, 2005 and the twelve months ended March 31, 2005 (incorporated by reference to Universal’s Annual Report on Form 10-K, as amended for the year ended December 31, 2006, File No. 001-15843).
     The unaudited consolidated balance sheet as of June 30, 2007 for Universal and the related unaudited consolidated statements of income and cash flows for the six months ended June 30, 2007 (incorporated by reference to Universal’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, File No. 001-15843).
(b)	Pro Forma Financial Information
     Unaudited pro forma condensed combined balance sheet of Exterran Holdings, Inc. as of June 30, 2007 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and twelve months ended December 31, 2006.
EXTERRAN HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The unaudited pro forma condensed combined financial statements of Exterran have been prepared using the purchase method of accounting under United States generally accepted accounting principles and are based on the audited and unaudited historical consolidated financial statements of each of Hanover and Universal, which include, in the opinion of Exterran’s management, all adjustments necessary to present fairly the results for the periods and as of the date presented. The historical consolidated financial information has been adjusted to give pro forma effect to events related to the Mergers that are (1) directly attributable to the Mergers, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. However, the unaudited pro forma condensed combined financial statements do not give effect to the impact, if any, of asset dispositions, cost savings or integration costs related to the Mergers. The following unaudited pro forma condensed combined balance sheet at June 30, 2007 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and twelve months ended December 31, 2006 should be read in conjunction with the annual reports filed on Form 10-K for the year ending December 31, 2006 of Hanover and Universal as well as the quarterly reports filed on Form 10-Q for the six months ending June 30, 2007 of Hanover and Universal.
     The unaudited pro forma condensed combined financial statements reflect Hanover as the “acquirer” for accounting purposes. Accordingly, consideration paid by Hanover to consummate the Mergers will be allocated to Universal’s assets and liabilities based upon their estimated fair values as of the date of the consummation of the Mergers. The pro forma results of operations do not include any anticipated operating synergies from the elimination of duplicative costs and overlapping functions.
     The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have occurred had the transaction been consummated as of January 1, 2006 for purposes of the unaudited pro forma statement of operations or as of June 30, 2007 for purposes of the unaudited pro forma balance sheet, nor are they necessarily indicative of future results.
     The unaudited pro forma condensed combined financial statements do not reflect the impact of financing, liquidity or other balance sheet repositioning taken in connection with or subsequent to the consummation of the Mergers, nor do they reflect any other changes that might occur regarding the Hanover and Universal combined businesses.
     The unaudited pro forma condensed combined balance sheet has been prepared as if the Mergers had been consummated on June 30, 2007, while the statements of operations have been prepared as if the Mergers and formation of Exterran had occurred on January 1, 2006. The estimated purchase price of $2.1 billion has been calculated as follows (in thousands except share and per share amounts and ratios):

Number of shares of Universal common stock outstanding at June 30, 2007	30,336,552
Conversion ratio	X 1.0

Estimated number of shares of Exterran that will be issued	30,336,552
Assumed market price of a Exterran share that will be issued(1)	$66.18

Estimated aggregate value of the Exterran shares that will be issued	$2,007,673
Estimated fair value of vested and unvested Universal stock options outstanding as of June 30, 2007, which were converted into options to purchase Exterran common stock(2)	66,261
Estimated capitalizable transaction costs	10,329

Estimated purchase price	$2,084,263

(1)	For purposes of this pro forma disclosure, the stock price is based on the average close price of Hanover’s stock for the two days before and through the two days after the announcement of the Mergers on February 5, 2007, divided by the exchange ratio.

(2)	Most of Universal’s stock options and stock-based compensation grants vested upon consummation of the Mergers.
     The estimated purchase price has been assigned to the net tangible and intangible assets acquired and liabilities assumed as follows (in thousands):

	Universal
	Historical
	Net Book	Purchase
	Value	Price	Preliminary
	June 30, 2007	Adjustment	Fair Value

Current assets	$506,021	$(30,077)	$475,944
Property, plant and equipment	1,503,432	274,800	1,778,232
Goodwill	435,882	730,078	1,165,960
Intangible and other assets	34,849	304,314	339,163
Current liabilities	(280,731)	32,600	(248,131)
Long-term debt	(858,011)	(15,314)	(873,325)
Deferred income taxes	(215,215)	(198,213)	(413,428)
Other long-term liabilities	(18,843)		(18,843)
Minority interests	(121,309)		(121,309)

	$986,075	$1,098,188	$2,084,263

Exterran Holdings, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2007
(in thousands)

	Historical		Pro Forma
						Exterran
	Hanover	Universal	Adjustments			Combined
ASSETS
Current assets:

Cash and cash equivalents	$53,784	$45,745	$			$99,529
Restricted cash	—	3,745				3,745
Accounts receivable, net	353,100	207,307				560,407
Inventory	317,028	208,744		(45,691	)(A)	480,081
Costs and estimated earnings in excess of billings on uncompleted contracts	129,246	—		15,614	(A)	144,860
Current deferred income taxes	23,323	6,500				29,823
Other current assets	93,473	33,980				127,453

Total current assets	969,954	506,021		(30,077)		1,445,898
Property, plant and equipment, net	1,887,905	1,503,432		274,800	(B)	3,666,137
Goodwill, net	181,043	435,882		730,078	(C)	1,347,003
Investment in non-consolidated affiliates	99,449	—				99,449
Intangible and other assets	54,093	34,849		318,786	(D)	386,912
				(14,472	)(E)
				(4,154	)(F)
				(2,190	)(G)

	$3,192,444	$2,480,184		$1,272,771		$6,945,399

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$197,522	$14,986		$394,873	(F)	$607,381
Accounts payable, trade	122,982	105,008				227,990
Accrued liabilities	164,588	67,936				232,524
Advance billings	130,555	92,801		(50,143	)(A)	173,213
Billings on uncompleted contracts in excess of costs and estimated earnings	115,601	—		17,543	(A)	133,144

Total current liabilities	731,248	280,731		362,273		1,374,252
Long-term debt	1,140,957	858,011		(383,000	)(F)	1,650,524
				15,314	(E)
				19,242	(G)
Other obligations	61,995	18,843				80,838
Deferred income taxes	86,390	215,215		198,213	(H)	494,854
				(1,453	)(F)
				(3,511	)(G)

Total liabilities	2,020,590	1,372,800		207,078		3,600,468
Commitments and contingencies
Minority interest	11,991	121,309		(11,873	)(F)	121,427
Stockholders’ equity:
Common stock	110	333		(333	)(I)	659
				304	(J)
				245	(K)
Additional paid-in capital	1,200,724	800,068		(800,068	)(I)	3,278,552
				2,073,630	(J)
				5,271	(K)
				(1,073	)(J)
Accumulated other comprehensive income (loss)	14,820	7,102		(7,102	)(I)	14,820
(Accumulated deficit) retained earnings	(51,821)	316,486		(316,486	)(I)	(70,527)
				(9,486	)(K)
				(2,700	)(F)
				(6,520	)(G)
Treasury stock common shares at cost	(3,970)	(137,914)		137,914	(I)	—
				3,970	(K)

Total stockholders’ equity	1,159,863	986,075		1,077,566		3,223,504

	$3,192,444	$2,480,184		$1,272,771		$6,945,399

The accompanying notes are an integral part of these pro forma combined condensed financial statements.

Exterran Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Six Months Ended June 30, 2007
(in thousands, except per share data)

	Historical		Pro Forma
	Hanover	Universal	Adjustments		Exterran Combined

Revenues and other income	$988,946	$573,950	$4,913	(L)	$1,563,855
			(3,954	)(A)
Expenses:
Cost of sales (excluding depreciation and amortization)	638,131	338,088	5,598	(M)	982,158
			3,923	(L)
			(3,582	)(A)
Selling, general and administrative	108,034	72,543	(5,598	)(M)	174,979
Depreciation and amortization	103,668	70,655	28,997	(N)	203,320
Interest expense	53,640	28,102	1,444	(O)	83,186
Merger related expenses	3,389	6,165	(9,554	)(P)	—
Minority interest	—	2,966			2,966
Currency translation and other	11	(3,904)	990	(L)	(2,903)

	906,873	514,615	22,218		1,443,706

Income before income taxes, from continuing operations	82,073	59,335	(21,259)		120,149
Provision for income taxes	30,607	19,844	(7,441	)(Q)	43,010

Income from continuing operations before nonrecurring charges or credits directly attributable to the merger	$51,466	$39,491	$(13,818)		$77,139

	Hanover Historical
Weighted average common equivalent shares outstanding:
Basic	104,631
Diluted	117,828

Earnings per common share from continuing operations
Basic	$0.49
Diluted (R)	$0.46

					Exterran
	Hanover	Universal			Pro Forma
	Adjusted	Historical			Combined
Weighted average common equivalent shares outstanding:
Basic	34,005	29,911			63,916	(R)
Diluted	38,294	31,072			69,366	(R)
Earnings per common share from continuing operations
Basic	$1.51	$1.32			$1.21
Diluted (R)	$1.42	$1.27			$1.15
The accompanying notes are an integral part of these pro forma combined condensed financial statements.

Exterran Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Twelve Months Ended December 31, 2006
(in thousands, except per share data)

	Historical		Pro Forma
					Exterran
	Hanover	Universal	Adjustments		Combined
Revenues and other income	$1,670,663	$947,707	$14,765	(L)	$2,640,284
			7,149	(A)
Expenses:
Cost of sales (excluding depreciation and amortization)	1,049,701	519,056	9,514	(M)	1,599,700
			14,279	(L)
			837	(M)
			6,313	(A)
Selling, general and administrative	204,247	118,762	(10,351	)(M)	312,658
Depreciation and amortization	181,416	122,701	46,988	(N)	351,105
Interest expense	118,006	57,349	2,913	(O)	178,268
Debt extinguishment costs	5,902	1,125	—		7,027
Minority interest		1,354	—		1,354
Currency translation and other	(3,113)	(2,573)	486	(L)	(5,200)

	1,556,159	817,774	70,979		2,444,912

Income before income taxes, from continuing operations	114,504	129,933	(49,065)		195,372
Provision for income taxes	28,782	42,277	(17,173	)(Q)	53,886

Income from continuing operations before nonrecurring charges or credits directly attributable to the merger	$85,722	$87,656	$(31,892)		$141,486

	Hanover
	Historical
Weighted average common equivalent shares outstanding:
Basic	101,178
Diluted	112,035

Earnings per common share from continuing operations
Basic	$0.85
Diluted (R)	$0.80

					Exterran
	Hanover	Universal			Pro Forma
	Adjusted	Historical			Combined
Weighted average common equivalent shares outstanding:
Basic	32,883	29,911			62,794	(R)
Diluted	36,411	31,032			67,443	(R)
Earnings per common share from continuing operations
Basic	$2.62	$2.93			$2.25
Diluted (R)	$2.46	$2.82			$2.17
The accompanying notes are an integral part of these pro forma combined condensed financial statements.

EXTERRAN HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(A)	Reflects the adjustment to convert Universal’s accounting for compression fabrication operations from the completed contract method to the percentage-of-completion method to conform to Hanover’s accounting methods.

(B)	Reflects the adjustment to record the difference between the fair value and the historical amount of Universal’s property, plant and equipment.

(C)	Reflects the adjustment to record the difference between the estimate of goodwill of approximately $1.2 billion net of the historical amounts of Universal’s goodwill of approximately $435.9 million. The goodwill resulting from the allocation of the purchase price was associated primarily with Universal’s market presence in various geographic locations, favorable cost of capital as a result of Universal’s master limited partnership subsidiary, growth opportunities in the markets that the combined company serves, the expected cost saving synergies, the expertise of Universal’s experienced workforces and its established operating infrastructure.

Universal owned a 49% limited partner interest and a 2% general partner interest in a master limited partnership. Effective upon the consummation of the Mergers, the limited partner and general partner interest owned by Universal are now owned by Exterran. The financial position and results of operations of the master limited partnership have been consolidated by Exterran. Management believes Exterran will benefit from a favorable cost of capital as a result of its master limited partnership subsidiary. Generally, master limited partnerships carry equity capital costs that are lower than that of corporations due to two primary reasons. First, the inherent tax advantages associated with a partnership structure allow master limited partnerships to generate higher levels of cash flows than would be the case should the same operations be operated in a corporate structure. Second, investors typically afford master limited partnerships incremental value over similar corporations due to the cash distributions that are paid to the unitholders of these partnerships. As a result of these yield-based valuations, the master limited partnership is afforded a cash flow multiple that is higher than that of Universal’s historical cash flow valuation multiples. Exterran intends to offer to sell or contribute to the master limited partnership over time all of its United States-based contract compression business, including both that portion of Universal’s former contract compression business that has not been transferred to date as well as all of Hanover’s contract compression business. The ultimate timing of these transfers has not been determined at this time.

(D)	Reflects the adjustment to record the difference between the fair value based upon the income approach and the historical amount of Universal’s finite-lived intangible assets. As a result of the Mergers, $310.1 million was allocated to existing Universal customer contracts and the related underlying relationships, $11.5 million was allocated to Universal’s fabrication backlog and $0.9 million was allocated to non-compete agreements. The fair values of the intangible assets were determined using an income approach, which bases the fair value of an asset on the present value of estimated future economic benefits. The income approach is used to determine the fair value of the intangibles, which is defined as the amount at which they could be bought or sold in a current transaction between willing participants, that is, other than a forced or liquidation sale. The fair value of the customer contracts and related underlying customer relationship is based upon the established relationship Universal has with its customers and incorporates assumptions about future contract renewals that marketplace participants would use to estimate the fair value.

(E)	Reflects the adjustment to record a $0.2 million decrease to long-term debt for the difference between the fair value and the historical amount of Universal’s long-term debt, the write-off of Universal’s deferred financing costs of $14.5 million and additional borrowings of $15.5 million to record the payment of Universal’s estimated remaining one-time professional and advisory fees related to the Mergers.

(F)	As a result of the Mergers, Hanover’s compression equipment lease note holders have the right to put the notes to the issuing equipment trust at a price equal to 101% of the outstanding principal amount, plus accrued and unpaid interest to the date of purchase unless the obligations of the equipment trusts have been earlier satisfied and discharged. If the compression equipment lease note holders put the notes to the equipment trust, Hanover will be obligated to repurchase a corresponding amount of equity from trust participants. At the time of the consummation of the Mergers, the outstanding balance of the notes and required equity repurchases of approximately $383.0 million and $11.9 million, respectively, were classified to current obligations and the remaining unamortized debt issuance costs of $4.2 million were expensed. The pro forma financial statements do not reflect the potential 1% premium above par that would be paid if the notes and related minority interest obligations were put.

(G)	To record the borrowing related to the payment of Hanover’s estimated remaining transaction costs of approximately $19.2 million, including approximately $8.0 million in known change of control payments and $2.1 million in cash payments accelerated under long-term incentive plans as a result of the merger. Approximately $10.3 million of these items are capitalized as part of the cost of the acquisition and $1.1 million has been reflected in additional paid in capital as stock issuance costs (see note J below). The one-time costs that are not capitalized as part of the cost of the acquisition have been deducted from (accumulated deficit) retained earnings, net of tax, in the unaudited pro forma condensed combined balance sheet. Such costs are not reflected in the unaudited pro forma condensed combined statements of operations since the charges are non-recurring in nature.

Exterran also will incur integration costs associated with the Mergers. The company is in the early stages of assessing the magnitude of these costs.

(H)	Reflects the adjustment to the pro forma condensed combined balance sheet required under SFAS 109, Accounting for Income Taxes to record the estimated incremental deferred income taxes. The adjustment to the Pro Forma Combined Balance Sheet reflects the difference between the fair value of Universal’s assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities. A combined statutory federal and blended state income tax rate of 35% was used for these adjustments.

(I)	Reflects adjustments to eliminate the historical common stockholders’ equity of Universal.

(J)	To record the issuance of 30,336,552 shares of Exterran common stock, at an assumed market price of $66.18, which was based on the average close price of Hanover’s stock for the two days before through the two days after the announcement of the Mergers on February 5, 2007, divided by the Hanover exchange ratio to acquire all of the outstanding shares at June 30, 2007 of Universal, the issuance of 1,797,961 options to purchase Exterran common stock with a weighted average exercise price of $33.17 per share and net of issuance cost of approximately $1.1 million.

(K)	Upon consummation of the Mergers, all of Hanover’s outstanding stock options, restricted stock and restricted stock units that were outstanding at February 5, 2007, the merger announcement date, vested. Adjustment reflects the charge to retained earnings and corresponding increase to paid in capital for compensation expense, net of tax, to reflect acceleration of vesting. Also reflects the adjustment to adjust Hanover’s common stock, par value $0.001, to Exterran’s par value of $0.01, the exchange of Hanover’s common stock for Exterran shares at the exchange ratio of 0.325:1 and the retirement of Hanover’s treasury shares upon consummation of the Mergers. As of June 30, 2007, Hanover had 109,117,911 shares of common stock outstanding and would receive 35,463,321 shares of Exterran as a result of the Mergers.

(L)	Reflects the adjustment to reclassify Universal’s sales of used equipment from other income/expense to revenue and cost of sales to conform to Hanover’s reporting classifications.

(M)	Relates to the reclassification of a portion of Universal’s ad valorem tax expense from selling, general and administrative expenses to cost of sales to conform to Hanover’s reporting classifications.

(N)	Reflects the estimated adjustment to depreciation and amortization expense for the purchase price adjustment made to Universal’s property, plant and equipment and intangible assets. The fair value step-up for Universal’s property, plant and equipment will be depreciated using a straight-line approach over an estimated weighted average remaining life of approximately 19 years. Customer contracts and the related underlying relationships will be amortized based on each period’s estimated realization of the fair value established on the assumed acquisition date. The weighted average useful life of the customer contracts and related underlying relationships is approximately 7.2 years. Non-compete agreements will be amortized using a straight-line approach over an estimated weighted average remaining life of 11.3 years. Backlog will be amortized using a straight-line approach over the remaining useful life of 12 months.
The estimated adjustments are as follows (in thousands):

	Six Months	Twelve Months
	Ended	Ended
	June 30,	December 31,
	2007	2006

Pro forma estimated depreciation expense based on fair value step-up of Universal property, plant and equipment	$7,571	$15,142
Pro forma estimated amortization expense based on fair value step up of Universal’s finite-lived intangible assets	21,426	31,846

Total pro forma adjustment	$28,997	$46,988

A ten percent increase or decrease in the fair value of property, plant and equipment and intangible assets would result in an increase or decrease in depreciation and amortization expense of approximately $11.5 million for the year ending December 31, 2006.
Estimated future amortization of customer contracts and the related underlying customer relationships for the twelve months ended June 30 for the periods indicated are as follows (in thousands):

2008	$34,300
2009	32,300
2010	28,600
2011	25,200
2012	22,200
(O)	Reflects interest expense for borrowings under Hanover’s credit facilities to fund Hanover’s estimated transaction costs (including known change of control payments of approximately $8.0 million and $2.1 million in accelerated cash payments under long-term incentive plans) of approximately $21.4 million and Universal’s estimated transaction costs (including known change of control payments of approximately $3.7 million) of approximately $21.7 million at 6.7%, the effective interest rate on Hanover’s credit facility at June 30, 2007. An increase or decrease of interest rates by ten percent would result in an increase or decrease in interest expense related to these transaction costs of $0.3 million per year.

(P)	Reflects the adjustment to reverse non-recurring merger-related expenses incurred by Hanover and Universal during the six months ended June 30, 2007.

(Q)	Reflects the adjustment to the income tax provision for adjustments to the Pro Forma Condensed Combined Statements of Operations required under SFAS No. 109, Accounting for Income Taxes. The adjustment to the provision for income taxes in the Pro Forma Combined Statements of Operations is to reflect the tax impact related to notes A, N, O and P. A Combined statutory federal and blended state income tax rate of 35% was used for these adjustments.

(R)	Reflects the adjustment to convert shares of Hanover and Universal to shares of Exterran. The adjusted per share data for Hanover common stock has been determined by dividing Hanover historical per share data by 0.325. As a result of the Hanover Merger, each holder of shares of Hanover common stock will have the right to receive 0.325 shares of Exterran common stock in exchange for each share of Hanover common stock the holder owns. Pro forma diluted and basic income per common share from continuing operations is calculated as follows (in thousands, except per share amounts):

	Six Months	Twelve Months
	Ended	Ended
	June 30,	December 31,
	2007	2006

Pro forma income from continuing operations	$77,139	$141,486
Pro forma basic weighted average common shares	63,916	62,794
Pro forma basic earnings per share from continuing operations	$1.21	$2.25
Pro forma diluted weighted average common shares	69,366	67,443
Pro forma diluted earnings per share from continuing operations	$1.15	$2.17
Net income for the pro forma diluted earnings per share calculation for the six months ended June 30, 2007 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to Hanover’s convertible senior notes due 2014 and convertible subordinated notes due 2029 totaling $2.7 million, as conversion of such instruments was dilutive to earnings per share. Net income for the pro forma diluted earnings per share calculation for the twelve months ended December 31, 2006 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to Hanover’s convertible senior notes due 2014 totaling $4.7 million, as conversion of such instrument was dilutive to earnings per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Exterran Holdings, Inc.
September 11, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer